FOR IMMEDIATE RELEASE	Monday, May 9, 2022

TEGNA Inc. Reports First Quarter 2022 Results

Achieves first quarter records across all key financial metrics — total company revenue, subscription revenue, advertising and marketing services (“AMS”) revenue, net income, Adjusted EBITDA, and free cash flow

On track to complete proposed acquisition by an affiliate of Standard General in the second half of 2022, subject to closing conditions

Tysons, VA – TEGNA Inc. (NYSE: TGNA) today announced financial results for the first quarter ended March 31, 2022.

FIRST QUARTER FINANCIAL HIGHLIGHTS:

•Total company revenue was a first quarter record of $774 million, up six percent year-over-year, driven by record first quarter AMS revenue and growth in political revenue.
–Total company revenue was up 13 percent compared to the first quarter of 2020, despite the absence of record first quarter political advertising revenue achieved in 2020.

•Subscription revenue was a record $392 million, up one percent year-over-year due to rate increases, partially offset by subscriber declines as well as the interruption of service with DISH, which was resolved on February 4, 2022.

•AMS revenue was a first quarter record of $354 million, up ten percent year-over-year, driven by strong growth in nearly every advertising category with the exception of auto, which continues to be impacted by supply chain disruptions.
–AMS revenue growth was supported by the Olympics and Super Bowl on our NBC stations, as well as Premion.
–Compared to 2020, first quarter AMS revenue was up 20 percent, driven by growth across most advertising categories and Premion.

•Political revenue was $18 million in the first quarter of 2022 compared to $47 million in the first quarter of 2020, a presidential election year.
–First quarter 2022 political revenue was up more than 80 percent from 2018, the last non-presidential election year, on a pro forma basis1.

•TEGNA achieved net income of $134 million in the first quarter on a GAAP basis, or $133 million on a non-GAAP basis.

[1] Throughout earnings release, “pro forma” reflects 2019 acquisitions as if they had been completed on January 1, 2018

•Total company Adjusted EBITDA2 was a first quarter record of $250 million, representing an increase of eight percent compared to the first quarter of 2021.
–Adjusted EBITDA was up 18 percent from the first quarter of 2020, reflecting growth in subscription and AMS revenues and execution of expense management, despite the impact of record first quarter political advertising revenue in 2020.
–Adjusted EBITDA margin equaled 32.2 percent.

•GAAP operating expenses were $565 million, up six percent year-over-year, and non-GAAP operating expenses were $555 million, up five percent year-over-year, predominantly driven by investments in Premion’s growth.
–Expenses less Premion costs increased four percent compared to the first quarter of 2021 on a non-GAAP basis, driven primarily by programming expenses.
–Non-GAAP operating expenses less programming and Premion costs were up two percent compared to the first quarter of 2021.

•GAAP and non-GAAP operating income totaled $209 million and $219 million, respectively.

•Interest expense decreased to $44 million compared to $46 million in the first quarter of 2021 due to lower average debt, partially offset by a higher average interest rate.

•GAAP and non-GAAP earnings per diluted share were $0.60 and $0.59, respectively, in the first quarter of 2022.

•Free cash flow was a first quarter record of $182 million, driven by continued growth in AMS and political revenues.
–For the trailing two-year period ending March 31, 2022, free cash flow as a percentage of revenue was 22.6 percent.

•The Company ended the quarter with total debt of $3.1 billion and net leverage of 3.03x.

•Total cash at the end of the quarter was $43 million.

•TEGNA fully repaid the outstanding borrowings under its $1.5 billion revolving credit facility as of March 31, 2022.

2 A non-GAAP measure detailed in Table 3

TRANSACTION OVERVIEW

On February 22, 2022, TEGNA Inc. and Standard General L.P. announced3 that TEGNA and an affiliate of Standard General entered into a definitive agreement under which TEGNA will be acquired by the Standard General affiliate for $24.00 per share in cash. The closing of the transaction, which is still expected to occur in the second half of 2022, is subject to stockholder and regulatory approvals, and other customary closing conditions. On April 13, 2022, TEGNA filed with the U.S. Securities and Exchange Commission a definitive proxy statement4 (the “Proxy Statement”) with respect to the special meeting of TEGNA stockholders to be held on May 17, 2022 to approve the transaction. Please refer to the Proxy Statement for more information, including how stockholders as of the April 12, 2022 record date can vote on the transaction.

As a result of the pending transaction and as previously announced, TEGNA expects to continue to pay its regular quarterly dividend through the closing of the transaction and suspended share repurchases under our previously announced share repurchase program.

RECENT CONTENT, PROGRAMMING AND ESG UPDATES

•TEGNA Stations Launch New Live, Local and Always On Streaming Apps for Roku and Fire TV – In May, TEGNA announced it is rolling out new over-the-top (OTT) streaming apps and 24-7 streaming channels for its 64 stations in 51 markets on Roku and Fire TV. Building on the success of its first-generation apps launched in 2021 – which garner more than 100 million minutes of streaming per month – the new apps feature local twenty-four-hour “Watch” streams of live local news, newscast replays, extended live coverage, weather and station specials and investigations, plus on-demand streaming channels. (Press Release5)

•VERIFY Employs Digital Forensics and Research Tools to Combat Misinformation – As viewers increasingly seek out VERIFY reporting, the brand’s recent coverage has focused on addressing misinformation driven by the invasion in Ukraine, the China Eastern Boeing crash, the Oscars and the rise in medical misinformation during the coronavirus pandemic. VERIFY was among the first to debunk a video of Ukrainian President Zelensky allegedly urging the Ukrainian people to surrender to Russia. VERIFY was able to confirm the video was a deepfake using video forensics tools and reverse image searches. The story, which highlighted the impact of the verification process, was cited by other media outlets.

•TEGNA’s Inclusive Journalism Program Enters Second Year with Action Planning, Leadership Coaching and Diversity & Inclusion Audits – During the quarter, stations continued to benchmark their progress in improving diversity in editorial processes and experts by conducting self-audits using templates created by TEGNA and The Poynter Institute. Newsroom managers received leadership coaching and quarterly Diversity & Inclusion audits were conducted at the end of April.

[3] https://investors.tegna.com/news-releases/news-release-details/tegna-be-acquired-standard-general-2400-share
[4] https://investors.tegna.com/static-files/3656e06c-aeaf-4da0-a440-f36ddae24755
[5] https://www.tegna.com/tegna-stations-to-debut-new-live-local-and-always-on-streaming-apps-and-channels/

•TEGNA Launches Diversity, Equity & Inclusion and Community-Centered Impact Investing Initiative with CNote – TEGNA recently partnered with CNote, which helps companies invest capital in underserved communities at scale, and approved investments in three Community Development Financial Institutions (CDFIs) that aim to increase capital access and economic development in the communities TEGNA serves. Initial investments were made in the following institutions: Latino Credit Union, a Hispanic-led CDFI serving North Carolina; Optus, a Black-owned CDFI serving Columbia, S.C.; and Self-Help Federal Credit Union, a low-income designated credit union serving 95,000 members in California, Washington State, Illinois and Wisconsin that serves people of color, women, rural residents, low-wealth families and communities in these regions.

•TEGNA’s Producer-In-Residence and Leadership Development Programs Welcome 2022 Participants – TEGNA is finalizing recruiting efforts for its largest Producer-In-Residence (PIR) class to date, which will include nearly 60 college seniors and graduates from 40 colleges and universities. Launched as a pilot in 2018, the program has become the industry’s largest dedicated to developing broadcast and digital producers. Participants will begin two years of cross-platform training in June with a jam-packed two-week virtual boot camp. TEGNA offers a variety of valuable leadership development opportunities for our current and future leaders. In March, 26 diverse leaders took part in TEGNA’s Executive Leadership Program, which helps prepare professionals for general manager positions or other leadership roles within the company. In April, 28 leaders took part in TEGNA’s Leadership in Action Program, which prepares professionals for department head or other corporate leadership roles across the company.

•VERIFY and VAULT Studios Named 2022 Webby Award Honorees – VERIFY’s Newsletter and Snapchat Series and VAULT Studios’ “The Daily Crime” each were named 2022 Webby Award Honorees by the International Academy of Digital Arts & Sciences.

•TEGNA Stations Win Four Gracie Awards and an Honorable Mention from the Alliance of Women in Media – The Gracie Awards honored TEGNA stations in multiple categories, including: KHOU (Houston) in the TV-Local Documentary category for “Juneteenth: 1865-2021”; WKYC (Cleveland) in the TV-Local Hard News Feature category for “The Power of Healing: Address the Mess”; WKYC’s Executive Producer Susan Moses in the TV-Local Sports Feature category for “The Year of the Tiger Ladies”; and KSDK (St. Louis) in the TV-Local News Program category for “Race. Listen. Learn. Live.” WUSA’s Annie Yu received an Honorable Mention in the On-Air Local Talent category. (Press Release6)

[6] https://www.tegna.com/tegna-stations-win-four-alliance-for-women-in-media-foundation-gracie-awards/

FORWARD-LOOKING STATEMENTS
This communication includes forward-looking statements within the meaning of the “safe harbor” provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on a number of assumptions about future events and are subject to various risks, uncertainties and other factors that may cause actual results to differ materially from the views, beliefs, projections and estimates expressed in such statements. These risks, uncertainties and other factors include, but are not limited to, those discussed under “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, Quarterly Reports on Form 10-Q, and the following: (1) the timing, receipt and terms and conditions of any required governmental or regulatory approvals of the proposed transaction between TEGNA and affiliates of Standard General and the related transactions involving the parties to the proposed transaction that could reduce the anticipated benefits of or cause the parties to abandon the proposed transaction, (2) risks related to the satisfaction of the conditions to closing the proposed transaction (including the failure to obtain necessary regulatory approvals or the approval of the Company’s stockholders), and the related transactions involving the parties to the proposed transaction, in the anticipated timeframe or at all, (3) the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the Company’s common stock, (4) disruption from the proposed transaction making it more difficult to maintain business and operational relationships, including retaining and hiring key personnel and maintaining relationships with the Company’s customers, vendors and others with whom it does business, (5) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement entered into pursuant to the proposed transaction or of the transactions involving the parties to the proposed transaction, (6) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the proposed transaction, (7) significant transaction costs, (8) the risk of litigation and/or regulatory actions related to the proposed transaction or unfavorable results from currently pending litigation and proceedings or litigation and proceedings that could arise in the future, (9) other business effects, including the effects of industry, market, economic, political or regulatory conditions, (10) information technology system failures, data security breaches, data privacy compliance, network disruptions, and cybersecurity, malware or ransomware attacks, and (11) changes resulting from the COVID-19 pandemic (including the effect of COVID-19 on the Company’s revenues, particularly its nonpolitical advertising revenues), which could exacerbate any of the risks described above. Potential regulatory actions, changes in consumer behaviors and impacts on and modifications to the Company’s operations and business relating thereto and the Company’s ability to execute on its standalone plan can also cause actual results to differ materially. The Company is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this press release by wire service, Internet service providers or other media.

Readers are cautioned not to place undue reliance on forward-looking statements made by or on behalf of the Company. Each such statement speaks only as of the day it was made. The Company undertakes no obligation to update or to revise any forward-looking statements. The factors described above cannot be controlled by the Company. When used in this communication, the words “believes,” “estimates,” “plans,” “expects,” “should,” “could,” “outlook,” and “anticipates” and similar expressions as they relate to the Company or its management are intended to identify forward-looking statements. Forward-looking statements in this communication may include, without limitation: statements about the potential benefits of the proposed acquisition, anticipated growth rates, the Company’s plans, objectives, expectations, and the anticipated timing of closing the proposed transaction.

ADDITIONAL INFORMATION AND WHERE TO FIND IT
In connection with the proposed transaction, the Company filed with the U.S. Securities and Exchange Commission (the “SEC”) the Proxy Statement on April 13, 2022. Mailing of the Proxy Statement occurred on or about April 13, 2022. THE COMPANY URGES YOU TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors may obtain a free copy of the Proxy Statement and other related documents (when available) filed by the Company with the SEC at the website maintained by the SEC at www.sec.gov. Investors also will be able to obtain a free copy of the Proxy Statement and other documents (when available) filed by the Company with the SEC by accessing the Investors section of the Company’s website at http://tegna.com.

PARTICIPANTS IN THE SOLICITATION
The Company and certain of its directors, executive officers and employees may be considered to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the stockholders of the Company in connection with the proposed transaction, including a description of their respective direct or indirect interests, by security holdings or otherwise, are included in the Proxy Statement. You may also find additional information about the Company’s directors and executive officers in the Company’s definitive proxy statement for its 2021 annual meeting of stockholders, which was filed with the SEC on March 26, 2021, and in subsequently filed Current Reports on Form 8-K, Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. You can obtain free copies of these documents from the Company using the contact information above.

ADDITIONAL INFORMATION
TEGNA Inc. (NYSE: TGNA) is an innovative media company that serves the greater good of our communities. Across platforms, TEGNA tells empowering stories, conducts impactful investigations and delivers innovative marketing solutions. With 64 television stations in 51 U.S. markets, TEGNA is the largest owner of top 4 network affiliates in the top 25 markets among independent station groups, reaching approximately 39 percent of all television households nationwide. TEGNA also owns leading multicast networks True Crime Network, Twist and Quest. TEGNA offers innovative solutions to help businesses reach consumers across television, digital and over-the-top (OTT) platforms, including Premion, TEGNA’s OTT advertising service. For more information, visit www.TEGNA.com.

* * * *

For media inquiries, contact:	For investor inquiries, contact:
Anne Bentley	Julie Heskett
Vice President, Corporate Communications	Senior Vice President, Financial Planning & Analysis
703-873-6366	703-873-6747
abentley@TEGNA.com	investorrelations@TEGNA.com

CONSOLIDATED STATEMENTS OF INCOME
TEGNA Inc.
Unaudited, in thousands of dollars (except per share amounts)

Table No. 1
	Quarter ended Mar. 31,
	2022	2021	% Increase (Decrease)

Revenues	$774,123	$727,051	6.5

Operating expenses:
Cost of revenues	411,450	394,692	4.2
Business units - Selling, general and administrative expenses	101,969	89,326	14.2
Corporate - General and administrative expenses	21,320	16,870	26.4
Depreciation	15,305	15,896	(3.7)
Amortization of intangible assets	15,000	15,760	(4.8)
Spectrum repacking reimbursements and other, net	(58)	(1,423)	(95.9)
Total	564,986	531,121	6.4
Operating income	209,137	195,930	6.7

Non-operating income (expense):
Equity loss in unconsolidated investments, net	(3,811)	(1,329)	***
Interest expense	(43,620)	(46,485)	(6.2)
Other non-operating items, net	17,319	330	***
Total	(30,112)	(47,484)	(36.6)

Income before income taxes	179,025	148,446	20.6
Provision for income taxes	44,738	35,614	25.6
Net income	134,287	112,832	19.0
Net income attributable to redeemable noncontrolling interest	(53)	(215)	(75.3)
Net income attributable to TEGNA Inc.	$134,234	$112,617	19.2

Earnings per share:
Basic	$0.60	$0.51	17.6
Diluted	$0.60	$0.51	17.6

Weighted average number of common shares outstanding:
Basic shares	222,712	220,602	1.0
Diluted shares	223,240	221,198	0.9

*** Not meaningful

USE OF NON-GAAP INFORMATION

The company uses non-GAAP financial performance measures to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation from, or as a substitute for, the related GAAP measures, nor should they be considered superior to the related GAAP measures, and should be read together with financial information presented on a GAAP basis. Also, our non-GAAP measures may not be comparable to similarly titled measures of other companies.

Management and the company’s Board of Directors use non-GAAP financial measures for purposes of evaluating company performance. Furthermore, the Leadership Development and Compensation Committee of our Board of Directors uses non-GAAP measures such as Adjusted EBITDA, non-GAAP net income, non-GAAP EPS, and free cash flow to evaluate management’s performance. The company, therefore, believes that each of the non-GAAP measures presented provides useful information to investors and other stakeholders by allowing them to view our business through the eyes of management and our Board of Directors, facilitating comparisons of results across historical periods and focus on the underlying ongoing operating performance of our business. The company also believes these non-GAAP measures are frequently used by investors, securities analysts and other interested parties in their evaluation of our business and other companies in the broadcast industry.

The company discusses in this release non-GAAP financial performance measures that exclude from its reported GAAP results the impact of “special items” consisting of spectrum repacking reimbursements and other, net, M&A-related costs, advisory fees related to activism defense, and certain non-operating items such as a gain on an available for sale investment and an impairment charge recorded for another investment. In addition, we have excluded income tax special item associated with establishing a valuation allowance on a deferred tax asset related to an equity method investment.

The company believes that such expenses and gains are not indicative of normal, ongoing operations. While these items may be recurring in nature and should not be disregarded in evaluation of our earnings performance, it is useful to exclude such items when analyzing current results and trends compared to other periods as these items can vary significantly from period to period depending on specific underlying transactions or events that may occur. Therefore, while we may incur or recognize these types of expenses and gains in the future, the company believes that removing these items for purposes of calculating the non-GAAP financial measures provides investors with a more focused presentation of our ongoing operating performance.

The company also discusses Adjusted EBITDA (with and without corporate expenses), a non-GAAP financial performance measure that it believes offers a useful view of the overall operation of its businesses. The company defines Adjusted EBITDA as net income attributable to TEGNA before (1) net income attributable to redeemable noncontrolling interest, (2) income taxes, (3) interest expense, (4) equity loss in unconsolidated investments, net, (5) other non-operating items, net, (6) M&A-related costs, (7) advisory fees related to activism defense, (8) spectrum repacking reimbursements and other, net, (9) depreciation and (10) amortization. The company believes these adjustments facilitate company-to-company operating performance comparisons by removing potential differences caused by variations unrelated to operating performance, such as capital structures (interest expense), income taxes, and the age and book appreciation of property and equipment (and related depreciation expense). The most directly comparable GAAP financial measure to Adjusted EBITDA is Net income attributable to TEGNA. Users should consider the limitations of using Adjusted EBITDA, including the fact that this measure does not provide a complete measure of our operating performance. Adjusted EBITDA is not intended to purport to be an alternate to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. In particular, Adjusted EBITDA is not intended to be a measure of cash flow available for management’s discretionary expenditures, as this measure does not consider certain cash requirements, such as working capital needs, capital expenditures, contractual commitments, interest payments, tax payments and other debt service requirements.

This earnings release also discusses free cash flow, a non-GAAP performance measure that the Board of Directors uses to review the performance of the business. Free cash flow is reviewed by the Board of Directors as a percentage of revenue over a trailing two-year period (reflecting both an even and odd year reporting period given the political cyclicality of the business). The most directly comparable GAAP financial measure to free cash flow is Net income attributable to TEGNA. Free cash flow is calculated as non-GAAP Adjusted EBITDA (as defined above), further adjusted by adding back (1) stock-based compensation, (2) non-cash 401(k) company match, (3) syndicated programming amortization, (4) dividends received from equity method investments and (5) reimbursements from spectrum repacking. This is further adjusted by deducting payments made for (1) syndicated programming, (2) pension, (3) interest, (4) taxes (net of refunds) and (5) purchases of property and equipment. Like Adjusted EBITDA, free cash flow is not intended to be a measure of cash flow available for management’s discretionary use.

NON-GAAP FINANCIAL INFORMATION
TEGNA Inc.
Unaudited, in thousands of dollars (except per share amounts)

Table No. 2

Reconciliations of certain line items impacted by special items to the most directly comparable financial measure calculated and presented in accordance with GAAP on the company's Consolidated Statements of Income follow:

		Special Items
Quarter ended Mar. 31, 2022	GAAP measure	M&A-related costs	Spectrum repacking reimbursements and other	Other non-operating items	Special tax item	Non-GAAP measure

Corporate - General and administrative expenses	$21,320	$(10,234)	$—	$—	$—	$11,086
Spectrum repacking reimbursements and other, net	(58)	—	58	—	—	—
Operating expenses	564,986	(10,234)	58	—	—	554,810
Operating income	209,137	10,234	(58)	—	—	219,313
Other non-operating items, net	17,319	—	—	(18,308)	—	(989)
Total non-operating expenses	(30,112)	—	—	(18,308)	—	(48,420)
Income before income taxes	179,025	10,234	(58)	(18,308)	—	170,893
Provision for income taxes	44,738	31	(14)	168	(7,117)	37,806
Net income attributable to TEGNA Inc.	134,234	10,203	(44)	(18,476)	7,117	133,034
Earnings per share- diluted (a)	$0.60	$0.05	$—	$(0.08)	$0.03	$0.59

(a) Per share amounts do not sum due to rounding.

		Special Items
Quarter ended Mar. 31, 2021	GAAP measure	Advisory fees related to activism defense	Spectrum repacking reimbursements and other	Non-GAAP measure

Corporate - General and administrative expenses	$16,870	$(4,599)	$—	$12,271
Spectrum repacking reimbursements and other, net	(1,423)	—	1,423	—
Operating expenses	531,121	(4,599)	1,423	527,945
Operating income	195,930	4,599	(1,423)	199,106
Income before income taxes	148,446	4,599	(1,423)	151,622
Provision for income taxes	35,614	1,180	(367)	36,427
Net income attributable to TEGNA Inc.	112,617	3,419	(1,056)	114,980
Earnings per share- diluted	$0.51	$0.02	$(0.01)	$0.52

NON-GAAP FINANCIAL INFORMATION
TEGNA Inc.
Unaudited, in thousands of dollars

Table No. 3

Reconciliations of Adjusted EBITDA to net income presented in accordance with GAAP on the company's Consolidated Statements of Income are presented below:

	Quarter ended Mar. 31,
	2022	2021	2020

Net income attributable to TEGNA Inc. (GAAP basis)	$134,234	$112,617	$86,308
Plus (Less): Net income (loss) attributable to redeemable noncontrolling interest	53	215	(110)
Plus: Provision for income taxes	44,738	35,614	21,125
Plus: Interest expense	43,620	46,485	56,960
Plus (Less): Equity loss (income) in unconsolidated investments, net	3,811	1,329	(9,015)
(Less) Plus: Other non-operating items, net	(17,319)	(330)	19,270
Operating income (GAAP basis)	209,137	195,930	174,538
Plus: M&A-related costs	10,234	—	4,588
Plus: Advisory fees related to activism defense	—	4,599	7,639
Less: Spectrum repacking reimbursements and other, net	(58)	(1,423)	(7,515)
Adjusted operating income (non-GAAP basis)	219,313	199,106	179,250
Plus: Depreciation	15,305	15,896	16,900
Plus: Amortization of intangible assets	15,000	15,760	16,216
Adjusted EBITDA (non-GAAP basis)	$249,618	$230,762	$212,366
Corporate - General and administrative expense (non-GAAP basis)	11,086	12,271	9,487
Adjusted EBITDA, excluding Corporate (non-GAAP basis)	$260,704	$243,033	$221,853

NON-GAAP FINANCIAL INFORMATION
TEGNA Inc.
Unaudited, in thousands of dollars

Table No. 4
Below is a detail of our primary sources of revenue presented in accordance with GAAP on company’s Consolidated Statements of Income. In addition, we show Adjusted EBITDA and Adjusted EBITDA margins (see non-GAAP reconciliations at Table No. 3).

	Quarter ended Mar. 31,
	2022	2021	% Increase (Decrease)	2020	% Increase (Decrease)

Subscription	$391,654	$386,737	1.3	$332,802	17.7
Advertising and Marketing Services	354,467	322,834	9.8	295,153	20.1
Political	17,965	9,428	90.5	47,387	(62.1)
Other	10,037	8,052	24.7	8,847	13.5
Total revenues	$774,123	$727,051	6.5	$684,189	13.1

Adjusted EBITDA	$249,618	$230,762	8.2	$212,366	17.5
Adjusted EBITDA Margin	32.2%	31.7%		31.0%

NON-GAAP FINANCIAL INFORMATION
TEGNA Inc.
Unaudited, in thousands of dollars

Table No. 5

Reconciliations of free cash flow to net income presented in accordance with GAAP on the company's Consolidated Statements of Income are presented below:

	Quarter ended Mar. 31,
	2022	2021	% Increase (Decrease)

Net income attributable to TEGNA Inc. (GAAP basis)	$134,234	$112,617	19.2
Plus: Provision for income taxes	44,738	35,614	25.6
Plus: Interest expense	43,620	46,485	(6.2)
Plus: M&A-related costs	10,234	—	***
Plus: Depreciation	15,305	15,896	(3.7)
Plus: Amortization	15,000	15,760	(4.8)
Plus: Stock-based compensation	10,495	8,761	19.8
Plus: Company stock 401(k) contribution	5,338	5,304	0.6
Plus: Syndicated programming amortization	18,422	16,977	8.5
Plus: Advisory fees related to activism defense	—	4,599	***
Plus: Cash dividend from equity investments for return on capital	—	1,357	***
Plus: Cash reimbursements from spectrum repacking	58	1,423	(95.9)
Plus: Net income attributable to redeemable noncontrolling interest	53	215	(75.3)
Plus: Equity loss in unconsolidated investments, net	3,811	1,329	***
Plus: Income tax payments	248	33	***
Less: Spectrum repacking reimbursements and other, net	(58)	(1,423)	(95.9)
Less: Other non-operating items, net	(17,319)	(330)	***
Less: Syndicated programming payments	(20,771)	(15,721)	32.1
Less: Pension contributions	(960)	(935)	2.7
Less: Interest payments	(75,063)	(76,045)	(1.3)
Less: Purchases of property and equipment	(5,538)	(13,185)	(58.0)
Free cash flow (non-GAAP basis)	$181,847	$158,731	14.6

*** Not meaningful

NON-GAAP FINANCIAL INFORMATION
TEGNA Inc.
Unaudited, in thousands of dollars

Table No. 5 (continued)
Two-year period ended Mar. 31, 2022

Net income attributable to TEGNA Inc. (GAAP basis)	$1,007,659
Plus: Provision for income taxes	313,387
Plus: Interest expense	382,604
Plus: M&A-related costs	13,972
Plus: Depreciation	130,126
Plus: Amortization	129,485
Plus: Stock-based compensation	63,073
Plus: Company stock 401(k) contribution	33,811
Plus: Syndicated programming amortization	141,999
Plus: Workforce restructuring expense	1,021
Plus: Advisory fees related to activism defense	32,059
Plus: Cash dividend from equity investments for return on capital	11,598
Plus: Cash reimbursements from spectrum repacking	10,665
Plus: Net income attributable to redeemable noncontrolling interest	1,390
Plus: Reimbursement from Company-owned life insurance policies	1,005
Plus: Equity income in unconsolidated investments, net	12,142
Less: Spectrum repacking reimbursements and other, net	(4,805)
Less: Other non-operating items, net	(9,385)
Less: Syndicated programming payments	(150,211)
Less: Income tax payments, net of refunds	(263,012)
Less: Pension contributions	(10,121)
Less: Interest payments	(389,392)
Less: Purchases of property and equipment	(100,849)
Free cash flow (non-GAAP basis)	$1,358,221

Revenue	$6,018,807
Free cash flow as a % of revenue	22.6%

NON-GAAP FINANCIAL INFORMATION
TEGNA Inc.
Unaudited, in thousands of dollars

Table No. 6
Below is a reconciliation of non-GAAP operating expenses to GAAP operating expenses on the company's Consolidated Statements of Income:

	Quarter ended Mar. 31
	2022	2021
Operating expenses (GAAP basis)	$564,986	$531,121
Less: Special items [1,2]	(10,176)	(3,176)
Operating expenses (non-GAAP basis)	554,810	527,945
Less: Programming expenses	(236,314)	(224,930)
Operating expenses, less programming (non-GAAP basis)	$318,496	$303,015
Less: Premion expenses	(49,087)	(39,575)
Non-GAAP operating expenses, less programming and Premion	$269,409	$263,440

1 Q1 2022 special items include reimbursements from the FCC for required spectrum repacking and M&A-related costs (see Table 2).

2 Q1 2021 special items include advisory fees related to activism defense and reimbursements from the FCC for required spectrum repacking (see Table 2).